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Exhibit 4.15

July 2, 2008

Alberta Securities Commission
British Columbia Securities Commission
Saskatchewan Financial Services Commission, Securities Division
The Manitoba Securities Commission
Ontario Securities Commission
Autorité des marchés financiers
Nova Scotia Securities Commission
Securities Office, Prince Edward Island
New Brunswick Securities Commission
Securities Commission of Newfoundland and Labrador
Northwest Territories Securities Registry
Yukon Territory Securities Registry
Nunavut Securities Registry

Re:    TransCanada Corporation (the "Corporation")

Dear Sirs:

        We refer to a final short form base shelf prospectus dated July 2, 2008 of the Corporation (the "Prospectus"), referring to the qualification for distribution of securities of the Corporation.

        We hereby consent to the references to our firm name on the cover page of the Prospectus and under the headings "Legal Matters," "Interest of Experts" and "Documents Filed as Part of the Registration Statement".

Very truly yours,

(Signed) Mayer Brown LLP
Mayer Brown LLP

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  Exhibit 4.15